United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(49,406,240)
Unrealized Gain (Loss) on Market Value of Futures	99,382,370
Dividend Income	14,233
Interest Income	14,179
ETF Transaction Fees	7,000
Total Income (Loss)	$50,011,542

Expenses
General Partner Management Fees	$376,786
Tax Reporting Fees	88,815
Brokerage Commissions	77,446
SEC & FINRA Registration Expense	38,910
Audit Fees	13,589
NYMEX License Fee	12,560
Non-interested Directors' Fees and Expenses	9,578
Prepaid Insurance Expense	6,789
Legal Fees	2,004
Total Expenses	$626,477
Net Income (Loss)	$49,385,065

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/13	$980,601,470
Additions (3,900,000 Units)	131,438,986
Withdrawals (4,300,000 Units)	(145,466,106)
Net Income (Loss)	49,385,065

Net Asset Value End of Month	$1,015,959,415
Net Asset Value Per Unit (29,200,000 Units)	$34.79

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612